As filed with the Securities and Exchange Commission on April 28, 2017

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

____________________________

Global Water Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0632193

(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix, Arizona	85027

(Address of principal executive offices)	(Zip Code)

Global Water Resources, Inc. Stock Option Plan

(Full title of the plan)

Michael J. Liebman

Chief Financial Officer

Global Water Resources, Inc.

21410 N. 19th Avenue #220

Phoenix, Arizona 85027

(480) 360-7775

(Name, address and telephone number, including area code, of agent for service)

Copies to: Michael M. Donahey Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004 (602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	325,000 shares (2)	$7.50 (3)	$2,437,500	$282.51
Common Stock, $0.01 par value per share	490,825 shares (4)	$9.17 (5)	$4,500,865	$521.65
Total	815,825 shares		$6,938,365	$804.16
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock that may become issuable under the Global Water Resources, Inc. Stock Option Plan by reason of any stock dividend, stock split, recapitalization or similar adjustments.

(2)	Represents shares of common stock reserved for issuance upon the exercise of outstanding options previously granted under the Global Water Resources, Inc. Stock Option Plan.
(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) based on the weighted-average exercise price per share of stock options outstanding under the Global Water Resources, Inc. Stock Option Plan as of April 26, 2017.

(4)	Represents shares of common stock reserved for issuance upon the exercise of options available for issuance under the Global Water Resources, Inc. Stock Option Plan.
(5)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) based upon the average of the high and low prices of the registrant’s common stock, as reported on the NASDAQ Capital Market on April 26, 2017.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in Part I of this Form S-8 will be delivered to each employee, officer, director or other person, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), who is eligible to participate in the Global Water Resources, Inc. Stock Option Plan (the “Plan”).  These documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed by Global Water Resources, Inc. (the “Registrant” or the “Company”) with the Commission and are hereby incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016; and
2.

The description of the Company’s common stock, $0.01 par value per share (“Common Stock”), contained in the Company’s Registration Statement on Form 8-A (File No. 001-37756) filed with the Commission on April 26, 2016 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

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Item 6.  Indemnification of Directors and Officers.

The Company is a Delaware corporation.  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations.  The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Company’s Second Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Company’s Amended and Restated Bylaws provide that:

•	the Company is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•	the Company may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•the Company is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•the rights conferred in the bylaws are not exclusive.

The Company has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and to provide additional procedural protections.  At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought.  The indemnification provisions in the Company’s Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the indemnification agreements entered into or to be entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company directors and executive officers for liabilities arising under the Securities Act.

The Company currently carries liability insurance for its directors and officers.

See also the undertakings set out in response to Item 9 hereof.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibit list in the Index to Exhibits is incorporated herein by reference as the list of exhibits required as part of this Registration Statement.

Item 9.  Undertakings.

(a)The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 28, 2017.

GLOBAL WATER RESOURCES, INC.

By:/s/ Ron L. Fleming

Name:Ron L. Fleming

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Global Water Resources, Inc. whose signatures appear below, hereby constitute and appoint Ron L. Fleming and Michael J. Liebman, and each of them, their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement on Form S-8, including post-effective amendments, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Trevor T. Hill Trevor T. Hill	Chairman of the Board	April 28, 2017
/s/ Ron L. Fleming Ron L. Fleming	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2017
/s/ Michael J. Liebman Michael J. Liebman	Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	April 28, 2017
/s/ William S. Levine William S. Levine	Director	April 28, 2017
/s/ David C. Tedesco David C. Tedesco	Director	April 28, 2017
/s/ Richard M. Alexander Richard M. Alexander	Director	April 28, 2017
/s/ L. Rita Theil L. Rita Theil	Director	April 28, 2017
/s/ Cindy M. Bowers Cindy M. Bowers	Director	April 28, 2017

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Global Water Resources, Inc. (incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K on May 4, 2016)
4.2	Amended and Restated Bylaws of Global Water Resources, Inc. (incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K on May 4, 2016)
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-209025) on April 25, 2016)
5.1	Opinion of Snell & Wilmer L.L.P. (filed herewith)
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1

Global Water Resources, Inc. Stock Option Plan (previously known as the GWR Global Water Resources Corp. Stock Option Plan) (incorporated by reference to Exhibit 10.17.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-209025) on January 19, 2016)

99.2

First Amendment to Global Water Resources, Inc. Stock Option Plan (previously known as the GWR Global Water Resources Corp. Stock Option Plan), dated September 12, 2012 (incorporated by reference to Exhibit 10.17.2 filed with the Company’s Registration Statement on Form S-1 (File No. 333-209025) on January 19, 2016)

99.3

Second Amendment to Global Water Resources, Inc. Stock Option Plan (previously known as the GWR Global Water Resources Corp. Stock Option Plan), dated May 3, 2016  (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K on May 4, 2016)

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